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                                                                    EXHIBIT 5.01

                                January 24, 2003

Brooks-PRI Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

      Re:   Registration Statement on Form S-3 of Brooks-PRI Automation, Inc.


Ladies and Gentlemen:

      We have acted as counsel to Brooks-PRI Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 190,000 shares of the Company's common stock, $.01 par value (the "Company Shares"), and 190,000 preferred share purchase rights (the "Rights"). Pursuant to the Registration Statement, certain of the Company's stockholders (the "Selling Stockholders") propose to sell the Company Shares. The Rights being registered pursuant to the Registration Statement represent Rights issued in connection with each of the Company Shares. The Selling Stockholders obtained or will obtain their Company Shares in connection with the Company's acquisition of all of the outstanding capital stock of MicroTool, Inc. on October 9, 2002.

      For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the
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Brooks-PRI Automation, Inc.
January 24, 2003
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authenticity of the original of each document submitted to us as a copy, (ix)
the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

      In connection with this opinion, we have examined the following (collectively, the "Documents"):

      (i)   the Certificate of Incorporation of the Company, as amended;

      (ii)  the Bylaws of the Company as amended;

      (iii) the corporate minute books or other records of the Company;

      (iv) the Agreement and Plan of Merger relating to the acquisition of all of the outstanding capital stock of MicroTool, Inc. (the "Purchase Agreement");

      (v) the Rights Agreement between the Company and EquiServe Trust Company, N.A., as Rights Agent dated as of July 23, 1997, as amended; and

      (vi)  the Registration Statement.


      The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

      We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

      Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that: (i) the Company Shares outstanding on the date hereof are duly authorized, validly issued, fully paid and nonassessable; (ii) the Company Shares to be issued after the date hereof pursuant to the Purchase Agreement, are duly authorized and will be, when issued in accordance with the Purchase Agreement validly issued, fully
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Brooks-PRI Automation, Inc.
January 24, 2003
Page 3

paid and nonassessable, (iii) the Rights outstanding on the date hereof are duly authorized, validly issued, fully paid and nonassessable and (iv) the Rights to be issued after the date hereof in relation to Company Shares issued under the Purchase Agreement, are duly authorized and will be, when issued in accordance with the Purchase Agreement validly issued, fully paid and nonassesable.

      We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments and supplements thereto.

                                Very truly yours,



                                /s/ Brown Rudnick Berlack Israels LLP
                                BROWN RUDNICK BERLACK ISRAELS LLP

      SPW/DHM/DDG